Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

27 February 2024

Matter No.: 833468/109768699

(852) 2842 9588

Lilian.Woo@conyers.com

XUHANG HOLDINGS LIMITED

Building 2, Shangtanghe 198 Cultural and Creative Park

198 Shenban Road, Gongshu District

Hangzhou City, Zhejiang Province

The People’s Republic of China

Dear Sirs,

Re: XUHANG HOLDINGS LIMITED (the “Company”)

We have acted as a special legal counsel in the Cayman Islands to the Company in connection with a Registration Statement on Form F-1 (File No. 333-271029), including all amendments or supplements thereto (the “Registration Statement”, which term does not include any other document or agreement, whether or not specifically referred to therein or attached as an exhibit or schedule thereto), initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 31, 2023, under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the offering by the Company pursuant to the underwriting agreement (the “Underwriting Agreement”) to be entered into among the Company and Univest Securities LLC, as the representative (the “Representative”) of the underwriters named therein, of up to 3,162,500 ordinary shares, par value US$0.002 per share (the “Ordinary Shares”), of the Company (the “IPO Shares”) (including Ordinary Shares issuable upon exercise by the underwriters of their over-allotment option) and the issuance to the Representative of warrants (the “Warrants”) to purchase up to 158,125 Ordinary Shares (including in respect of Warrants issuable upon exercise by the underwriters of their over-allotment option) (the “Warrant Shares”) pursuant to the public offering prospectus included in the Registration Statement; and (ii) the sale by the selling shareholders named in the Schedule attached hereto (the “Selling Shareholders”) of 6,533,578 Ordinary Shares from time to time (the “Sale Shares”) pursuant to the resale prospectus included in the Registration Statement.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined copies of:

1.1.	the Registration Statement;

Partners: Piers J. Alexander, Christopher W. H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Paul M. L. Lim, Anna W. X. Lin, Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo, Mark P. Yeadon

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

1.2.	the preliminary public offering prospectus and the preliminary resale prospectus (each, a “Prospectus” and collectively, the “Prospectuses”) contained in the Registration Statement;

1.3.	the form of the Underwriting Agreement and the form of the representative’s warrant agreement included therein in respect of the Warrants;

1.4.	the current memorandum and articles of association of the Company certified by the secretary of the Company on 23 February 2024;

1.5.

unanimous written resolutions of the sole director of the Company dated 2 December 2022, 26 December 2022, 24 February 2023, 1 March 2023, 9 March 2023, 4 January 2024, 14 February 2024, and 23 February 2024 (collectively, the “Resolutions”);

1.6.	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 31 January 2024 (the “Certificate Date”);

1.7.	the register of director of the Company certified by the secretary of the Company on 23 February 2024;

1.8.	the register of members of the Company certified by the secretary of the Company on 23 February 2024 (the “Register of Members”); and

1.9.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.

the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.

that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us;

2.4.	that the Resolutions will remain in full force and effect and will not be rescinded or amended;

2.5.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.6.	that all the Sale Shares are fully paid Ordinary Shares and they were issued by the Company at a subscription price that was not less than the nominal value of the Sale Shares;

2.7.

upon issue of any Ordinary Shares to be sold by the Company or the Warrant Shares upon exercise of the Warrants, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

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2.8.	the validity and binding effect under the laws of the State of New York of the Warrants which are expressed to be governed by such laws in accordance with their terms; and

2.9.	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

3.	QUALIFICATIONS

3.1.

“Non-assessability” is not a legal concept under Cayman Islands law, but when we describe the Ordinary Shares herein as being “non-assessable” we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Ordinary Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such Ordinary Shares and no member shall be bound by an alteration in the constitutional documents of the Company after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Ordinary Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

3.2.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.

The Company is duly incorporated and validly existing as an exempted company with limited liability under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as of the Certificate Date. Pursuant to the Companies Act of the Cayman Islands (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.

The issuance of the IPO Shares has been duly authorised and, when allotted, issued and paid for in accordance with the Resolutions and the Registration Statement, the IPO Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issuance of such IPO Shares).

4.3.

When issued and paid for as contemplated by the Registration Statement and pursuant to the terms of the Warrants and registered in the register of members of the Company, the Warrant Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such Warrant Shares).

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4.4.

Based solely on our review of the Register of Members, as at 23 February 2024, the Sale Shares are validly issued, fully paid and non-assessable assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.5.

The statements under the caption “Material Income Tax Consideration — Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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Schedule

Selling Shareholder	Sale Shares
HK SHENGXUN TRADING LIMITED	194,056
Preipo youjing Limited	2,646,224
JULIAN NETWORK TECHNOLOGY CO., LIMITED	1,846,649
JIXUN NETWORK TECHNOLOGY CO., LIMITED	1,846,649

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